Exhibit 10.55

EXECUTION COPY

EMPLOYMENT AGREEMENT
First Amendment

FIRST AMENDMENT, dated as of August 12, 2015 (“First Amendment”) to the EMPLOYMENT AGREEMENT, dated as of January 4, 2015, between Advance Auto Parts, Inc. (“Advance” or the “Company”), a Delaware corporation, and Tammy Moss Finley (the “Executive”) (the “Agreement”).
The Company and the Executive agree as follows:
1.    Amendment to Section 18 of the Agreement. Effective as of January 4, 2015, Section 18 of the Agreement is hereby amended by revising Section 18 in its entirety to read as follows:
18.    Loyalty Obligations. The Executive agrees that the following obligations (“Loyalty Obligations”) shall apply in consideration of the Executive’s employment by or continued employment with the Company:

(a)    Confidential Information.

(i)    Company Information. The Executive agrees at all times during the term of the Executive’s employment and thereafter, to hold any Confidential Information of the Company or its Related Entities in strictest confidence, and not to use (except for the benefit of the Company to fulfill the Executive’s employment obligations) or to disclose to any person, firm or corporation other than the Company or those designated by it said Confidential Information without the prior authorization of the Company, except as may otherwise be required by law or legal process. The Executive agrees that “Confidential Information” means any proprietary information prepared or maintained in any format, including technical data, trade secrets or know-how in which the Company or Related Entities have an interest, including, but not limited to, business records, contracts, research, product or service plans, products, services, customer lists and customers (including, but not limited to, vendors to the Company or Related Entities on whom the Executive called, with whom the Executive dealt or with whom the Executive became acquainted during the term of the Executive’s employment), pricing data, costs, markets, expansion plans, summaries, marketing and other business strategies, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration or marketing, financial or other business information obtained by the Executive or disclosed to the Executive by the Company or Related Entities or any other person or entity during the term of the Executive’s employment with the Company either directly or indirectly electronically, in writing, orally, by drawings, by observation of services, systems or other aspects of the business of the Company or

Related Entities or otherwise. Confidential Information does not includeinformation that: (A) was available to the public prior to the time of disclosure, whether through press releases, SEC filings or otherwise; or (B) otherwise becomes available to the public through no act or omission of the Executive.

(ii)    Third Party Information. The Executive recognizes that the Company and Related Entities have received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the part of the Company or Related Entities to maintain the confidentiality of such information and to use it only for certain limited purposes. The Executive agrees at all times during the Executive’s employment and thereafter to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Executive’s work for the Company consistent with the obligations of the Company or Related Entities with such third party.

(b)    Conflicting Employment. The Executive agrees that, during the term of the Executive’s employment with the Company, the Executive will not engage in any other employment, business, consulting or other business activity directly related to the business in which the Company or Related Entities are now involved or become involved during the term of the Executive’s employment. Nor will the Executive engage in any other activities that conflict with the business of the Company or Related Entities. Furthermore the Executive agrees to devote such time as may be necessary to fulfill the Executive’s obligations to the Company.

(c)    Returning Company Property. The Executive agrees that any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by the Executive or others pursuant to or during the Executive’s employment with the Company or otherwise shall be the property of the Company or its Related Entities and their respective successors or assigns. At the time of leaving the employ of the Company, the Executive will deliver all material Company property to the Company or to the Company’s designee and will not keep in the Executive’s possession, recreate or deliver said property to anyone else. In the event of the termination of the Executive’s employment and upon request by the Company, the Executive agrees to sign and deliver the “Termination Certification” attached hereto as Exhibit A.

(d)    Notification of New Employer. In the event that the Executive leaves the employ of the Company, and is employed or engaged in a manner not involving legal representation or the practice of law, the Executive hereby grants consent to notification by the Company to the Executive’s new employer (whether the Executive is employed as an employee, consultant, independent contractor, director, partner, officer, advisor, Executive, volunteer or manager) about the Executive’s Loyalty Obligations specified under this Agreement.

(e)    Non-Interference. The Executive covenants and agrees that while the Executive is employed by the Company and for a period of one (1) year immediately following the termination of the Executive’s employment with the Company for any reason, the Executive shall not, without the prior written approval of the Company, directly or indirectly, either on behalf of the Executive or any other person or entity, Interfere with the Company or any of its Related Entities.

(i)     For purposes of this Agreement, “Interfere” shall mean, except in the performance of the Executive’s duties and responsibilities on behalf of and for the benefit of the Company, (A) to solicit, entice, persuade, induce, influence or attempt to influence, directly or indirectly, customers or prospective customers, suppliers or prospective suppliers, employees, agents or independent contractors of the Company or any of its Related Entities to restrict, reduce, sever or otherwise alter their relationship with the Company or any of its Related Entities, or (B) to hire on the Executive’s own behalf or on behalf of any other person or entity, directly or indirectly, any current or former employee or independent contractor of the Company who at any time was supervised (1) directly by the Executive or (2) by another person who was supervised directly by the Executive, or (C) whether as a direct solicitor or provider of such services, or in a direct management or direct supervisory capacity over others who solicit or provide such services, to solicit or provide services that fall within the definition of Restricted Activities as defined in Subsection 18(f)(ii) below to any customer of the Company or its Related Entities, provided in no event shall this (1) restrict Executive from providing legal representation to or for, or soliciting legal representation from or for, any such customer, (2) restrict Executive from providing legal representation to or for, or soliciting legal representation from or for, any attorney or firm, including both in house counsel and outside counsel, or (3) restrict any such customer, attorney or firm from contacting or interacting with Executive regarding legal representation.

(ii)    After termination of the Executive’s employment, this provision shall only apply to those current or former employees, independent contractors, customers or suppliers of the Company or Related Entities who were such at any time within 12 months prior to the date of such termination.

(f)    Covenants Not to Compete

(i)     Non-Competition. the Executive covenants and agrees that during the period from the date hereof until, one (1) year immediately following the termination, for any reason, of the Executive’s employment with the Company (the “Non-Compete Period”), the Executive will not, directly or indirectly:

(A)     own or hold, directly or beneficially, as a shareholder (other than as a shareholder with less than 5% of the outstanding common stock of a publicly traded corporation), option holder, warrant holder, partner, member or other equity or security owner or holder of any company or business that derives more than 15% of its revenue from the Restricted Activities (as defined below) within the Restricted Area (as defined below), or any company or business controlling, controlled by or under common control with any company or business directly engaged in such Restricted Activities within the Restricted Area (any of the foregoing, a “Restricted Company”) or

(B)     engage or participate as an employee, director, officer, manager, Executive, partner, independent contractor, consultant or technical or business advisor (or any foreign equivalents of the foregoing) with any Restricted Company in the Restricted Activities within the Restricted Area, provided however, that such restriction shall not apply to any such engagement or participation involving any legal representation or the practice of law.

(ii)    Restricted Activities/Restricted Area. For purposes of this Agreement, the term “Restricted Activities” means (1) the retail, commercial and/or wholesale sale, rental, and/or distribution of parts, accessories, supplies (including, but not limited to, paint), equipment and/or maintenance items for automobiles, light and heavy duty trucks (both commercial and non-commercial), off-road equipment, buses, recreational vehicles, and/or agricultural equipment, and/or (2) the provision of any automotive-related service (including, but not limited to, shop management, inventory control, and/or vehicle repair software or marketing) to auto repair shops, garages, specialty-service providers (e.g. any business that specializes in automotive oil changes, painting, tires, mufflers, brakes, transmission, and/or body work) and/or service centers, including, but not limited to painting, collision or body service centers. In no event shall “Restricted Activities” mean or include legal representation or the practice of law or any communication or contact with Executive, regardless of who initiates it, regarding any legal representation or the practice of law. The term “Restricted Area” means the United States of America, including its territories and possessions.

(iii)    Association with Restricted Company. In the event that the Executive intends to associate (whether as an employee, consultant, independent contractor, officer, manager, advisor, partner, executive, volunteer or director) with any Restricted Company during the Non-Compete Period in a manner not involving any legal representation or the practice of law, the Executive must provide information in writing to the Company relating to the activities proposed to be engaged in by the Executive for such Restricted Company. All such current associations are set forth on Exhibit B to this Agreement. In the event that the Company consents in writing to the Executive’s engagement in such activity, the engaging in such activity by the Executive shall be conclusively deemed not to be a violation of this Subsection 18(f). Notwithstanding anything to the contrary herein, such consent is not intended and shall not be deemed to be a waiver or nullification of the covenant of non-competition of the Executive or other similarly bound Executives.

(g)    Non-Disparagement. The Executive agrees that while the Executive is employed by the Company and at all times following the termination of the Executive’s employment with the Company for any reason, the Executive will not take any action or make any statement which disparages the Company or its practices or which disrupts or impairs its normal operations, such that it causes a material adverse impact to the Company.

(h)    Effect of Non-Payment of Benefits; Clawback. The Executive’s post-termination of employment obligations under this Paragraph 18 shall cease upon the Company’s failure to make any payments or benefits hereunder as a result of the termination of the Executive’s employment when due if within 15 days after written notice from the Executive to the Company of such failure, the Company does not make the required payment. In the event that the Executive materially violates Subsection 18(e), 18(f), or 18(g), and does not cure such violation (if it can be cured) within five (5) days after written notice of such failure, the Executive agrees that calculation of the harm to the Company from such violation would be uncertain and not capable of being readily ascertained, and that as a reasonable estimation of the harm to the Company from such violation the Executive shall repay to the Company a portion of the Termination Payment paid to the Executive pursuant to Section 4(d)(i) equal to a fraction, the numerator of which is the number of days left in the applicable period under Subsection 18(e), 18(f), or 18(g), and the denominator of which is the total number of days in the applicable period under such Section. In the event that the Executive materially violates Subsection 18(a) or 18(c), and does not cure such violation (if it can be cured) within five days after written notice of such failure, the Executive agrees that calculation of the harm to the Company from such violation would be uncertain and not capable of being readily ascertained, and that as a reasonable estimation of the harm to the Company from such violation the Executive shall repay to the Company a portion of the Termination Payment paid to the Executive pursuant to Section 4(d)(i) equal to a fraction, the numerator of which is the number of days left in the one (1) year period immediately following the termination and the denominator of which is 365. The Executive further agrees that such repayment obligation shall constitute liquidated damages and that the Company shall have no other right to damages under this Agreement or at law with respect to breaches of Subsection 18(a), 18(c), 18(e), 18(f), or 18(g), but the Company shall have the right to seek equitable relief pursuant to Subsection 18(i) hereunder.

(i)    Specific Enforcement; Remedies Cumulative; Attorney Fees. The Executive acknowledges that the Company and Related Entities, as the case may be, will be irreparably injured if the provisions of Subsections 18(a), 18(b), 18(c), 18(e), 18(f) and 18(g) hereof are not specifically enforced and the Executive agrees that the terms of such provisions (including without limitation the periods set forth in Subsections 18(e), 18(f) and 18(g)) are reasonable and appropriate. If the Executive commits, or the Company has evidence based on which it reasonably believes the Executive threatens to commit, a material breach of any of the provisions of Subsections 18(a), 18(b), 18(c), 18(e), 18(f) or 18(g) hereof, the Company and/or Related Entities, as the case may be, shall have the right and remedy, in addition to and not in limitation of any other remedy that may be available at law or in equity, to have the provisions of Subsections 18(a), 18(b), 18(c), 18(e), 18(f) or 18(g) hereof specifically enforced by any court having jurisdiction through immediate injunctive and other equitable relief, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and/or Related Entities and that money damages will not provide an adequate remedy therefore. Such injunction shall be available without the posting of any bond or other security, and the Executive hereby consents to the issuance of such injunction.

(j)    Re-Set of Period for Non-Competition and Non-Interference. In the event that a legal or equitable action is commenced with respect to any of the provisions of Subsections 18(e), 18(f) or 18(g) hereof and the Executive has not complied, in all material respects, with the provisions in such subsections with respect to which such action has been commenced, then the one-year period, as described in such subsections not so complied with by the Executive, shall be extended from its original expiration date, day-for-day, for each day that the Executive is found to have not complied, in all material respects, with such subsections.

(k)    Jurisdiction and Venue. WITH RESPECT TO THE ENFORCEMENT OF ANY AND ALL LOYALTY OBLIGATIONS ARISING UNDER PARAGRAPH 18, THE SUBSECTIONS 18(k) AND 18(l) OF THIS AGREEMENT SHALL APPLY. THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE FOLLOWING COURTS IN MATTERS RELATED TO THIS PARAGRAPH 18 AND AGREE NOT TO COMMENCE ANY SUIT, ACTION OR PROCEEDING RELATING THERETO EXCEPT IN ANY OF SUCH COURTS: THE STATE COURTS OF THE COMMONWEALTH OF VIRGINIA, THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY OF ROANOKE, VIRGINIA, OR THE STATE COURTS OR THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN ANY MUNICIPALITY WHEREIN AN OFFICE OF THE COMPANY IS LOCATED, IN WHICH OFFICE THE EXECUTIVE WAS PHYSICALLY PRESENT WHILE RENDERING SERVICES FOR THE COMPANY AT ANY TIME DURING THE 12 MONTHS IMMEDIATELY PRECEDING THE COMMENCEMENT OF SUCH SUIT, ACTION OR PROCEEDING OR IMMEDIATELY PRECEDING THE TERMINATION OF EXECUTIVE’S EMPLOYMENT, IF TERMINATED.

(l)    Waiver of Jury Trial. EXECUTIVE AGREES TO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, ANY LOYALTY OBLIGATIONS. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY EXECUTIVE, AND EXECUTIVE ACKNOWLEDGES THAT,

EXCEPT FOR THE COMPANY’S AGREEMENT TO LIKEWISE WAIVE ITS RIGHTS TO A TRIAL BY JURY (WHICH THE COMPANY HEREBY MAKES), THE COMPANY HAS NOT MADE ANY REPRESENTATIONS OF FACTS TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EXECUTIVE FURTHER ACKNOWLEDGES THAT EXECUTIVE HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF EXECUTIVE’S OWN FREE WILL, AND THAT EXECUTIVE HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. EXECUTIVE FURTHER ACKNOWLEDGES THAT EXECUTIVE HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER AND AS EVIDENCE OF THIS FACT SIGNS THIS AGREEMENT BELOW.

(m)     No Prohibition Against Legal Representation. Notwithstanding any other provision in this Paragraph 18, as this Paragraph 18 relates to Executive’s practice of law and representation of clients, this provision is intended to be, and shall be interpreted as, consistent with the Virginia State Bar Rules of Professional Conduct (or similar rules in other jurisdictions), including, but not limited to, Rule 5.6(a), so as to not prohibit, limit or otherwise restrict Executive’s ability to practice law and represent any person or company nor to restrict any person or company from contacting or engaging Executive for legal representation purposes and the Company expressly agrees and acknowledges that Executive shall be free and unrestricted to provide legal representation to any agent, employee, employer, independent contractor, customer, Restricted Company, or any other person or company who Executive is otherwise restricted or prohibited from interacting with in any manner pursuant to this Paragraph 18 consistent with the Virginia State Bar Rules of Professional Conduct (or similar rules in other jurisdictions) and there are no restrictions on any of them contacting Executive to request legal representation.

2.     Renumber Subsequent Sections. Sections 20 and 21 shall be renumbered as Sections 19 and 20, respectively.

3,    Full Force and Effect. Except for those terms and provisions amended herein, all other terms and conditions in the Agreement shall remain unchanged and in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and Executive have executed this First Amendment to the Agreement as of the date first written above.

Advance Auto Parts, Inc.
By:___________________________(SEAL)
Print Name:__________________________ Title:________________________________ Address: 5008 Airport Road Roanoke, VA 24012

Executive
Print Name: Tammy Moss Finley Signature:____________________________ Address:

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